UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2009

Online Vacation Center Holdings Corp.
(Exact name of registrant as specified in its charter)

                  Florida                                       0-32137                             65-0701352
   (State or other jurisdiction            (Commission File Number)               (IRS Employer
              of incorporation)                                                                        Identification No.)

1801 N.W. 66th Avenue, Plantation, Florida 33313
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (954) 377-6400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 18, 2009, Online Vacation Center Holdings Corp. (the “Company”) entered into an agreement with Reginald Flosse, the Cataldo Family Trust, and the E B Rudner Trust to purchase 34,480 shares, 100,000 shares, and 100,000 shares, respectfully, of the Company’s common stock from such persons at a purchase price of $0.50 per share. The purchase price was paid from the Company's working capital. Reginald Flosse is an affiliate of the Company and holds more than 10% of the Company's issued and outstanding stock. William Cataldo, a shareholder who beneficially owns more than 5% of the Company, is a beneficiary of the Cataldo Family Trust, but does not exercise voting or dispositive power over any shares held by the Cataldo Family Trust. Edward B. Rudner, the Company’s Chairman, Chief Executive Officer and Chief Financial Officer, is trustee of the E B Rudner Trust. This repurchase transaction is not part of the Company’s previously announced repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2009                            ONLINE VACATION CENTER HOLDINGS CORP.

                                                         BY: /s/ EDWARD B. RUDNER
                                                                Edward B. Rudner
                                                                Chief Executive Officer

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